Exhibit 10.3

METROSPACES, INC.
RESTRICTED STOCK AWARD AGREEMENT

Issued Pursuant to the Restricted Stock Plan

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), effective as of the grant date indicated at the foot hereof (“Grant Date”) is the agreement of METROSPACES, INC. (the “Corporation”) and the person whose name appears at the foot hereof as the Grantee (the “Grantee”) with respect to the shares of common stock, par value $0.000001 per share, subject to the terms and conditions set forth below and the provisions of the Metrospaces, Inc. Restricted Stock Plan adopted by the Corporation’s Board of Directors on November 4, 2014 (the “Plan”).

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.     Grant of Restricted Stock. The Corporation hereby grants to the Grantee the number of shares of Restricted Stock set forth at the foot hereof as “Number of Restricted Shares Granted” (the “Restricted Shares”). The “Base Amount” and the “Additional Annual Amount,” as those terms are defined in Section 6 of the Plan, shall be as set forth at the foot of this Agreement.

2.     Vesting. The Restricted Shares shall Vest as set forth in Exhibit A hereto. Except as set forth in the Plan shall the Grantee have no rights to the Restricted Shares.

3.     Transferability.

The Restricted Shares shall be transferable only as permitted by the Plan.

4.     Termination. In the event of the termination of the employment of the Grantee with the Corporation or any of its Affiliates, his rights with respect to Restricted Shares that have not Vested shall be as set forth in the Plan. A certificate representing Restricted Shares that have Vested at the time of such termination shall be delivered to him, legended as required by the Securities Act of 1933 and applicable state securities laws, shall be delivered to him promptly after such termination.

5.     Death and Disability. In the event of the death or disability of the Grantee, the rights of him or his estate with respect to Restricted Shares that have not Vested shall be as set forth in the Plan and with respect to Restricted Shares that have Vested shall be as provided in his will or under the laws of intestacy, as applicable.

6.     Issuance of Restricted Stock. As soon as practicable after the Grantee has executed and delivered this Agreement, the Corporation shall cause to be transferred on the books of the Corporation , Shares registered in the name of the Grantee, evidencing the Restricted Stock covered by this Agreement, but subject to Vesting. Until the lapse or release of all restrictions applicable to the Restricted Stock, the share certificates representing such Restricted Stock shall be held in custody by the Chairman of the Compensation Committee (the “Committee”)(or, if the Compensation Committee consists of a single person, by such person) or, there be no Compensation Committee by a designee of the Corporation who shall not be the Grantee.

7.     Administration. This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

8.     Adjustments. The number of shares of Restricted Stock granted hereby shall be subject to adjustment as provided in the Plan.

9.     Exclusion from Pension Computations. By acceptance of the Restricted Shares, the Grantee hereby agrees that any income or gain realized upon the receipt or disposition of the Shares is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Corporation or any of its Affiliates.

10.     Amendment. The Committee may, with the consent of the Grantee, at any time or from time to time amend the terms and conditions of this Agreement. In addition, the Committee may at any time or from time to time amend the terms and conditions of this Agreement without the consent of Grantee in accordance with the Plan, but no such amendment shall affect Exhibit A hereto or directly or indirectly make more onerous the ability of the Grantee to meet the performance goals set forth therein.

11.     Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Corporation, at its office at 888 Brickell Key Dr., Unit 1102, Miami, FL 33131 or at such other address as the Corporation by notice to the Grantee may designate in writing from time to time; and if to the Grantee, at the address shown below his signature to this Agreement or at such other address as the Grantee by notice to the Corporation may designate in writing from time to time. Notices shall be effective upon receipt.

12.     Withholding Taxes. The Corporation shall have the right to withhold from wages or other amounts otherwise payable to the Grantee, or otherwise require the Grantee to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant or Vesting of the Restricted Shares, the transfer thereof, the making of an election under Section 83(b) (or any similar provision) of the Internal Revenue Code of 1986 (the “Code”), or any other taxable event occurring pursuant to the Plan (including, without limitation, the payment of dividends on Restricted Stock that has not Vested) or this Agreement. If, notwithstanding the foregoing, the Grantee shall fail to make such tax payments as are required, the Corporation or an Affiliate shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Grantee or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes (but only if the Section 83(b) Election defined below has not been made with respect to the Restricted Stock granted hereunder), the Corporation, in its sole discretion, may elect to satisfy the obligation for Withholding Taxes by retaining a sufficient number of shares of Restricted Stock that it would otherwise deliver on a particular date on which shares of Restricted Stock Vest (a “Vesting Date”) equal in market value to the amount of any Withholding Taxes due on such Vesting Date.

Notwithstanding the foregoing discretion, the Corporation shall satisfy the obligation for Withholding Taxes by retaining a sufficient number of shares of Restricted Stock that it would otherwise deliver on a particular Vesting Date equal in market value to the amount of any Withholding Taxes due on such Vesting Date, unless the Grantee has either (a) made the Section 83(b) Election defined below or (b) provided the Corporation with written notice at least 30 days (or such lesser period as may be permitted by the Corporation in its sole discretion) in advance of such Vesting Date that the Grantee will pay the Withholding Taxes in cash. For purposes of the preceding two sentences, where the Corporation is to retain Shares to satisfy the obligation for Withholding Taxes, the net amount of Shares to be delivered to the Grantee on a Vesting Date shall equal the total number of Shares otherwise deliverable to the Grantee on such Vesting Date, less such number of Shares having an aggregate Fair Market Value equal to the amount of such Withholding Taxes (as determined in the Committee’s sole discretion).

13.     Legend. The Corporation may cause the following or a similar legend to be set forth on each certificate representing Restricted Shares subject to this Agreement, counsel for the Corporation is of the opinion as to any such certificate that such legend is unnecessary:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK ISSUED UNDER THE RESTRICTED STOCK PLAN OF THE ISSUER AND AN “AWARD AGREEMENT,” AS THAT TERM IS DEFINED THEREIN. SUCH SHARES ARE SUBJECT TO CANCELLATION IF THEY DO NOT VEST AND ARE SUBJECT TO LIMITATIONS AND RESTRICTIONS AS SET FORTH IN SAID PLAN AND AWARD AGREEMENT. A COPY OF SAID PLAN AND AWARD AGREEMENT ARE ON FILE WITH THE ISSUER AND MAY BE OBTAINED BY ANY INTERESTED PARTY.

THE SHARE REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE ISSUER.

14.     Section 83(b) Election. If the Grantee makes the election contemplated by Section 83(b) of the Code (a “Section 83(b) Election”)(or any similar provision of federal, state or local law) with respect to the Restricted Stock granted hereunder, the Grantee shall provide the Corporation with a copy of such election within 30 days after the Grant Date (or such earlier date required by law). Grantee shall not make such election, unless prior to so doing, he shall have deposited with the Corporation an amount that the Corporation estimates in good faith is sufficient to satisfy its Withholding Tax obligations with respect to such election.

15.     No Tax Advice. Grantee hereby acknowledges that the Corporation has not provided any specific tax advice to Grantee in connection with his or her participation in the Plan. Grantee understands and acknowledges that the Section 83(b) Election is valid only if made within 30 days after the Grant Date. Grantee will consult with his or her own tax advisors with respect to any tax consequences relating to a grant of Restricted Stock, participation in the Plan, and the decision of whether or not to make a Section 83(b) Election.

16.     Miscellaneous.

(a)

This Agreement shall not confer upon the Grantee any right to continuation of employment by the Corporation , nor shall this Agreement interfere in any way with the Corporation’s right to terminate the Grantee’s employment at any time.

(b)

Except as expressly set forth herein, the Grantee shall have no rights as a stockholder of the Corporation with respect to the shares of Restricted Stock subject to this Agreement until such time as such shares of Restricted Stock vest as provided in Section 2 hereof.

(c)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

(e)

All obligations of the Corporation under the Plan and this Agreement with respect to the shares of Restricted Stock granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

(f)

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(g)

By accepting this grant of shares of Restricted Stock, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Corporation, the Board or the Committee.

(h)

THE GRANTEE, EVERY PERSON CLAIMING UNDER OR THROUGH THE GRANTEE, AND THE CORPORATION HEREBY WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE PLAN OR THIS AGREEMENT.

(i)

The order of precedence as between the Plan, this Agreement and any employment agreement between Grantee and the Corporation shall be as follows: If there is any inconsistency between (a) the terms of this Agreement and the terms of the Plan; or (b) any such employment agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement and/or the employment agreement. If there is any inconsistency between the terms of this Agreement and the terms of such employment agreement, if any, the terms of this Agreement shall completely supersede and replace the conflicting terms of such employment agreement unless such written employment agreement was approved by the Committee, in which event such employment agreement shall completely supersede and replace the conflicting terms of this Agreement to the extent specifically provided in such employment agreement.

17.     Exculpation. The shares of Restricted Stock granted hereunder and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Corporation by officers acting on its behalf and not by any person individually. None of the officers, directors or stockholders of the Corporation nor the directors, officers or stockholders of any Affiliate of the Corporation shall have any personal liability hereunder or thereunder. The Grantee shall look solely to the assets of the Corporation for satisfaction of any liability of the Corporation in respect of the shares of Restricted Stock granted hereunder and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the directors, officers or stockholders of the Corporation or any of the Directors, o fficers or stockholders of any such Affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the shares of Restricted Stock granted hereunder.

18.     Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Grant Date set forth below.

GRANTEE:	METROSPACES, INC.

/s/ Oscar Brito	By:	/s/ Alexander Victor Batallés
Printed name of Grantee:		Alexander Victor Batallés
Member of the Compensation Committee

Grant Date: November 4, 2014

Number of Restricted Shares Granted: 800,000,000

Base Amount: $2,000,000

Additional Annual Amount: $500,000

Performance criteria: The Award under this Award Agreement is made for the purpose of inducing the Grantee to (i) improve the financial condition of the Corporation, principally by increasing its profits, and (ii) to remain in the employ of the Corporation and/or an Affiliate.

In light of the foregoing, shares of Restricted Stock awarded under this Agreement shall vest as follows:

(a)

After the Corporation publishes its audited annual financial statement for the year ended December 31, 2019, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the sum of the amounts, if any, shown as net income on the Corporation’s statement of operations for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

(b)	For each of the years ended December 31, 2020, 2021, 2022, 2023 and 2024, when the Corporation publishes its audited annual financial statements with respect to such year, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the amount, if any, shown as net income on the Corporation’s statement of operations for such year.

(c)	Shares of Restricted Stock that have not Vested on the date of the publication of the Corporation’s audited annual financial statements for the year ended December 31, 2024, shall never Vest and the Grantee shall have no further rights with respect to them.